Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – September 13, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. The Company will post an updated investor presentation for both events listed below at 5:00 p.m. Mountain time on Tuesday, September 18, 2012 on the homepage of the Company’s website at www.billbarrettcorp.com.

Deutsche Bank 2012 Energy Conference

Chairman, Chief Executive Officer and President Fred Barrett will participate in the Deutsche Bank 2012 Energy Conference on September 19, 2012. The conference will include meetings with investors. The event will not be webcast.

Credit Suisse Small & Mid Cap Conference

Chief Financial Officer Bob Howard will present at the Credit Suisse Small & Mid Cap Conference on September 20, 2012 at 2:30 p.m. Eastern time. The event will not be webcast.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.